EXHIBIT 10.9

               THIS LEASE made the Fourteenth day of September one thousand nine hundred and seventy- seven BETWEEN (1) (" the Landlord ") SLOUGH TRADING ESTATE LIMITED whose registered office is at 234 Bath Road Slough SL1 4EE and ("the Tenant ") SCHAEVITZ E.M. LIMITED whose registered office is at 221 Bedford Avenue Trading Estate Slough Berkshire SL1 4RY and (3) (" the Sureties ") the several persons whose respective names and addresses are set out in Part I of the Surety Schedule (hereinafter so called) annexed hereto WITNESSETH as follows :-

Description of      1.  THE  Landlord  hereby  demises  unto the Tenant ALL THAT
Premises stake or parcel of land situate on the Slough Trading Estate in the County of Berkshire (hereinafter called "the Estate") on the West of a road called Ipswich Road and which said piece or parcel of land is more particularly delineated on the plan attached hereto and thereon edged RED and/or coloured PINK and BLUE and GREEN/TOGETHER with the building thereon erected and known as Number 543/544 Ipswich Road Trading Estate Slough (and any other building that may hereafter during the term hereof be erected by the Landlord in place thereof) AND TOGETHER with the fixtures a short description whereof and of the demised building is set out in the First Schedule hereto (which expression shall be deemed to comprise any amended or substituted Schedule describing any other building erected on the demised premises by the Landlord as herein mentioned) AND TOGETHER ALSO with the right in common with the Landlord and all other persons now or at any time hereafter entitled to a similar right to pass with or without vehicles at all times and for all purposes over and along the piece or pieces of land coloured brown and/or brown hatched red on the said plan

Exceptions and EXCEPTING AND RESERVING unto the Landlord and all others reservations authorised by it the free and uninterrupted passage and running of water soil gas electricity and telephone or any other service or supply from the other buildings and land of the Landlord and its tenants adjoining or near the demised premises and from the land and premises of others so authorised as aforesaid through the sewers drains watercourses conduits subways pipes wires cables apparatus and other works which are now or may hereafter be in through under or over the demised premises and the right at any time so to lay construct or otherwise instal such works




Habendum hereafter TO HOLD unto the Tenant from the Twenty-fourth day of June One thousand nine hundred and seventy- seven for the term of

Reddendum      TWENTY-FIVE YEARS (hereinafter  called "the said term ") YIELDING
               AND PAYING therefor yearly during the said term the rent of 44,040 (forty-four thousand and forty pounds) to be paid subject nevertheless to variation as hereinafter mentioned without any

                                       (1)

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               deduction  whatsoever  (except as authorised by Statute) by equal quarterly  payments in advance on the  Twenty-fifth  day of March the  Twenty-fourth  day of June the Twenty-ninth day of September and the  Twenty-fifth  day of  December  in every  year the first payment  for the  period  from  the  First  day of  December  One thousand nine hundred and seventy- seven to the  twenty-fifth day of December  One thousand  nine hundred and seventy-  seven to be made on the date hereof AND ALSO PAYING as  additional  rent such amounts (if any) as are  referred to in Part I of the Schedule of
               Additional Covenants  (hereinafter so called) annexed hereto such amounts to be payable as therein mentioned and to be recoverable
Insurance      by  distress in the Insurance same way as rent in arrear AND ALSO
Premiums       PAYING  as  additional  rent  from  time to time a sum or sums of money equal to the expense  incurred by the Landlord in effecting or maintaining the insurance of the demised building described in the First Schedule hereto as the Landlord shall from time to time insure  the same for the  Landlord's  benefit in such sums as the
               Landlord  shall  decide but not  exceeding  the cost from time to
               time  of   replacement  by  a  comparable   building   (including
               Architects' Surveyors' and Engineers' fees) and two years' rent of the demised premises against loss or damage by fire explosion aircraft aerial devices and articles dropped therefrom earthquake riot civil commotion strikers locked out workers or persons taking part in labour disturbances or malicious persons acting on behalf of or in connection with any political organisation and such other insurable risks as the Landlord shall from time to time consider reasonably necessary and so have notified the Tenant (hereinafter called "the said perils") such last mentioned additional rent to be paid without any deduction on demand and to be recoverable by distress in the same way as rent in arrear

                    2. THE Tenant for itself and its assigns and to the intent that the obligations may continue throughout the said term hereby covenants with the Landlord as follows :-

Payment of               (1)  During the continuance of the said term to pay the
rent respective rents and other sums of money hereinbefore reserved and made payable at the times and in the manner in which the same are respectively hereinbefore reserved and made payable without any deduction whatsoever (except as authorised by Statute) and (unless and save to the extent that the Landlord shall from time to time in writing waive this requirement) to make payment thereof to the Landlord through bankers to the Tenant by the "direct debit" system on the due date

Payment of               (2)  To  bear pay and discharge all existing and future
rates rates taxes assessments duties impositions and outgoings whatsoever imposed or charged upon the demised premises or upon the owner or occupier in respect thereof or payable by either in respect thereof

                                       (2)

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Schedule  of             (3)  To  observe  and  perform  the  several  covenants
Additional          conditions  and  agreements (if any) set out m Part I of the
Covenants           Schedule  of  Additional  Covenants  as  if  the  same  were included  in  this  Clause  2

Exterior painting        (4)  In the year  commencing the  First day of June One
                    thousand nine hundred and eighty and in every third year and in the last year of the said term however the same may be determined thoroughly to prepare and paint the outside wood and metalwork of the demised building and all additions thereto with two coats at least of best high gloss or bituminous or metallic paint (or other paint approved by the Landlord) where usually or previously so painted and thoroughly to prepare and paint all outside stonework and cement rendering surrounds or features with two coats of best stone paint (or other paint approved by the Landlord) where usually or previously so painted

Interior painting        (5)  In the year  commencing the First  day of June One
                    thousand nine hundred and eighty-two and in every fifth year and in the last year of the said term however the same may be determined thoroughly to prepare and paint all the inside wood and metalwork of the demised building and all additions thereto with two coats of best high gloss or bituminous or metallic paint (or other paint approved by the Landlord) where usually or previously so painted and thoroughly to wash prepare stop bring forward and paint with two coats of best washable emulsion paint (or other paint approved by the Landlord) all surfaces usually or previously so treated

Dilapidations            (6)  time to time and at all times during the said term
  accrued during at its own cost well and substantially to repair cleanse any preceding paint maintain and amend the demised premises and the Lease; and other fixtures therein and the walls fences vaults roads sewers obligations as to and drains in on or under the demised premises and the repair appurtenance thereof (damage by any of the said perils excepted) and to keep the same so repaired cleansed painted maintained and amended and free from industrial rubbish and waste materials and such part of the land (if any) as is coloured BLUE on the said plan for and suitable for the parking of vehicles only and the adjacent land (if any) coloured GREEN on the said plan in a clean and tidy condition and suitably maintained as a landscaped area. And the demised premises so painted repaired cleansed maintained amended and kept as aforesaid at the expiration or sooner determination of the




                                       (3)

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                    said term  quietly  to yield up unto the  Landlord  together with (subject to any requirement to the contrary pursuant to sub-clause (7) hereof) all additions and improvements of a permanent nature and not movable made thereto in the meantime and all fixtures of every kind in or upon the demised premises or which during the said term may be affixed or fastened to or upon the same except Tenant's trade fixtures or fittings

Reinstatement  of        (7) Three months before the end or sooner determination
Premises of the said term if required by the Landlord so to do to carry out such works as shall be necessary or desirable in order to restore the demised premises or such part or parts thereof as may be required by the Landlord to their description in the First Schedule hereto and without prejudice to the generality of the foregoing to demolish and remove the whole or such parts as may be required by the Landlord of the structures erections fixtures and fittings as are not described in such First Schedule and to rebuild and reinstate the whole or such parts as may be required by the Landlord of the structures erections fixtures and fittings described in such First Schedule as have before the commencement of or during the said term been demolished or removed from the demised premises All such works as aforesaid shall be carried out to the reasonable satisfaction of the Landlord and the Tenant shall apply for any planning permission which may be required under the Town and Country Planning Acts in respect of any such works as aforesaid and use its best endeavors to obtain such permission including the exercise of any right of appeal against the refusal of such permission and pay any development or other statutory charge which may be payable in relation to any such works

Performance  of          (8) To carry out all works executed in pursuance of any
Works of the covenants in that behalf on the part of the Tenant in a good and workmanlike manner and to the reasonable satisfaction of the Landlord

Landlord's               (9)  To  permit the Landlord or its agents at all times
Inspections         during the said term during reasonable hours in the day with or without workmen and others to enter the demised premises to view the state of repair and condition of the same and of all defects and wants of reparation and other failures to comply with the covenants on the part of the Tenant herein contained then and there found to give or leave on the demised premises notice in writing to the Tenant and the Tenant shall within the period of three months after such notice (or immediately in case of emergency) repair or otherwise make good the same according to such notice and the relevant covenant on the part of the Tenant in that behalf

                                       (4)

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Default  remedies        (10)  If  the  Tenant shall at any time make default in
of  the  Landlord   the  performance  of any of the covenants on the part of the
                    Tenant herein contained for or relating to the repair or decoration or condition of the demised premises or otherwise relating to any other works to be carried out by the Tenant under any of such covenants it shall be lawful for the Landlord (but without prejudice to the right of re-entry under Clause 4 (1) hereof) to enter into and upon the demised premises and remedy and make good such default at the expense of the Tenant and the cost of all such works shall be repaid by the Tenant to the Landlord on demand

Landlord's further       (11) To permit the Landlord and others authorised by it
right               with  workmen  and others at all  reasonable  times to enter
of entry            upon  the  demised   premises  for  the  purpose  of  taking
                    inventories of the Landlord's  fixtures therein and of doing such repairs  extensions and alterations as the Landlord may deem necessary to the adjoining property of the Landlord and any sewers drains water-courses conduits subways pipes wires cables  apparatus or other works which are now or may at any time  hereafter  be in  through  under or over  the  demised
                    premises  or  any  adjoining   premises  and  of  so  laying
                    constructing or otherwise installing such works





Tenant's signboard       (12) Not at any time during the said term to set up any
                    signboard or lettering on the demised premises without first obtaining the consent in writing of the Landlord but the Tenant shall within three month from the date hereof erect a sign thereon of reasonable design and size setting out the name and business of the Tenant and such sign shall not be erected unless approval thereof in writing shall have been first obtained from the Landlord

Restriction as to        (13)  Not to carry on or permit or suffer to be carried
use  of  the        on  upon the demised premises any noxious or offensive trade
premises            or business nor to suffer the use of any part of the demised premises outside the demised building for the storage there of anything nor to use the demised premises or any part thereof or (subject to sub-clause (17) hereof) suffer or permit the same to be used for any other purpose than that of manufacturers of scientific equipment (or of such other substituted purpose as shall be the subject of the written approval of the Landlord) and shall fall within Class III specified in the Schedule to the Town and Country Planning
                    (Use Classes) Order 1972)

Acts of                  (14)  Not to do or suffer to be done in or upon or from
Nuisance the demised premises whether in connection with the business carried on thereon or otherwise any act or thing which shall or may be or become a nuisance damage annoyance or inconvenience to the Landlord or any of its tenants or the occupiers of any premises

                                       (5)
                    in the neighbourhood or which might in the opinion of the Landlord so be or become and at all times to take all necessary precautions to prevent the same

Landlord's  Estate       (15)  (A) To observe such reasonable regulations as may
Regulations         from  time  to  time  be made by the Landlord with regard to transport and conduct of employees and to take all necessary precautions to prevent excessive wear and tear to or any avoidable obstruction of any of the roads on the Estate

Parking  of              (B)  To  use only for the parking of vehicles such part
Vehicles of the land (if any) as is coloured BLUE on the said plan and to require employees to use the same (so far as the capacity of such land permits) for the parking of their vehicles and to enforce such requirement by all reasonable means available to the Tenant as an employer

Road repairs             (16)  To pay  to the  Landlord  from time  to time upon
                    demand such proportion of the cost of repairing the road serving in common the demised premises and certain adjoining premises which (if any) is shown coloured BROWN and hatched RED on the said plan as shall be certified conclusively by the Landlord's Architect as proper

Acts prejudicial         (17)  (A)  Not to do or permit or suffer anything to be
to insurance        done  upon  the  demised  premises  whereby  any  policy  of insurance  against  damage by any of the said  perils to the demised  building  for  the  time  being  subsisting  may be forfeited  or  invalidated  or  (save  with the  consent  in writing of the Landlord)  whereby the rate of premium quoted by a Tariff  Insurance  Company  in London in respect of the insurance  against  damage by any of the said  perils of any building  or part of a  building  (in this  sub-clause  (17)
                    called  "neighbouring   premises")  adjoining  or  near  the
                    demised premises shall at any time be higher than the rate usually charged in respect of the trade carried on in such neighbouring premises PROVIDED that the consent of the Landlord shall be deemed to be granted under the provisions of this sub-clause to the carrying on by the Tenant in the demised premises of any business permitted under sub-clause
                    (13) hereof in a proper and usual manner upon condition that the Tenant agrees (as it does hereby) to repay to the Landlord such sums in respect of increased premiums for such insurance of any neighbouring premises as the Landlord may be called upon to pay by reason of the nature of such business

Safeguarding  the        (B)  To  comply with all reasonable requirements of the
premises Landlord in regard to the safeguarding of the demised building or any neighbouring premises as aforesaid against any of the said perils PROVIDED that such a requirement shall be deemed reasonable if in compliance with any recommendation issued by the fire brigade or local authority or by any of the underwriters insurance brokers or insurance company concerned

                                       (6)

                     [Diagram of the Slough trading Estate]

Alteration  or           (18)  Not at any time during the said term to erect any
Development         new  building on the demised premises or make any alteration whether  structural  or  otherwise  or any  addition  to the demised building or to any buildings which may be erected on the demised premises or make any excavation or sink any well upon the demised  premises or interfere  with or by building or otherwise cause access to any sewers drains  watercourses conduits  subways  pipes wires  cables  apparatus  and other works  which  now  are or at any  time  hereafter  may be in through under or over the demised  premises or any adjoining or neighbouring premises to be or become more difficult than the  same now is nor to carry  out  development  of any kind whatsoever  within the meaning of Section 22 of the Town and
                    Country  Planning  Act  1971 nor  (without  the  licence  in
                    writing  of  the  Landlord  first   obtained)  to  make  any
                    application to a local planning authority for permission to carry out any such development

Compliance  with         (19) (A)  Not to do or permit  or suffer to be  done or
  Statutory         omit or permit or suffer  to be  omitted  any act  matter or
Obligations         thing in or respecting the demised  premises which by virtue of any Acts of  Parliament  (including  the Town and Country
                    Planning Acts and the Offices Shops and Railway Premises Act
                    1963) or any Regulations made thereunder or which by virtue of any Bye-laws or Regulations of any local or other authority (including any Bye-laws and Regulations as to permitting or suffering any form of industrial or other effluent or polluting or offensive matter to enter the drains sewers and watercourses of the Estate) ought in any case to be done or not to be done or which shall contravene any provision of the said Acts Regulations or Bye-laws and to indemnify and keep indemnified the Landlord against all actions proceedings costs expenses claims and demands in respect of any such act matter or thing contravening provisions of the said Acts Regulations or Bye-laws as aforesaid


                         (B) To  comply  with  such  provisions  of the Town and
                    Country Planning Acts and any other Acts of Parliament as shall from time to time be relevant to the occupation and use of the demised premises

                         (20) Not at any time  during the said term  without the
                    licence in writing of the Landlord first obtained to enter into any agreement with a local planning authority under
                    Section 52 of the Town and Country Planning Act 1971

                                       (7)

Consent of                (21)(A)  -  Not to assign  underlet or  part  with the
Landlord to         possession  of the  demised  premises  or any  part  thereof
dealings with the   without the previous consent in writing of the Landlord (but
whole; and          such  consent  shall  not  be  unreasonably  withheld  to an
surrender           assignment or underletting of the whole of the said premises
provisions          to a respectable  and  responsible  assignee or undertenant)
                    nor without such consent to permit or suffer any such dealing with or under a permitted underlease or other derivative interest in respect of the whole of the demised premises PROVIDED ALWAYS that should the Tenant desire to assign underlet or part with the possession of the demised premises as a whole it shall before doing so offer in writing to the Landlord to surrender this Lease without any consideration at the expiration of four months from the receipt of such offer and the Landlord may by notice in writing to the Tenant accept such offer at any time within twenty-one days from the receipt thereof but otherwise shall be deemed to have rejected it PROVIDED ALSO that any such acceptance shall be without prejudice to the rights and remedies of the Landlord in respect of any rent in arrear or any breach of any of the covenants conditions or agreements herein contained and on the part of the Tenant to be observed and performed

Registration  with       (B)  Within  one  month  after  the  execution  of  any
the Landlord of     assignment mortgage charge or underlease of the whole or any
dealings            part of the demised  premises or any assignment  mortgage or charge of such underlease to produce or to procure the production of such assignment mortgage charge or underlease to the Landlord (together with a copy thereof for retention by the Landlord) in order that the Landlord may place on such assignment mortgage charge or underlease a memorandum of the registration thereof and to pay to the Landlord the sum of four pounds on the occasion of each such registration on account of the expenses thereof


Re-letting at end        (22)  To  permit the Landlord or its agents at any time
of  term            within  three  months  next  before the expiration or sooner determination of the said term to enter upon the demised premises and to affix upon any suitable part thereof a notice board for reletting the same and not to remove or obscure the same and to permit all persons by order in writing of the Landlord and its agents to view the demised premises at reasonable times during business hours in the daytime

Development of           (23) To permit the Landlord at any time during the said
Adjacent            term to erect  rebuild or alter any  building  or  erections
premises            facing  adjoining  or near to the  demised  premises  to any extent and in any manner it may think fit notwithstanding that the building so erected rebuilt or altered may obstruct or interfere with any


                                       (8)
                    right of light or air for the time being appertaining to or enjoyed with the demised premises or any part thereof or any building for the time being thereon

Section  146             (24)  To  pay all costs charges and expenses (including
Notices solicitors' costs and surveyors' fees) incurred by the Landlord for the purpose of or incidental to the preparation and service of a notice under Section 146 of the Law of Property Act 1925 requiring the Tenant to remedy a breach of any of the covenants herein contained notwithstanding forfeiture for such breach shall be avoided otherwise than by relief granted by the court

Landlord's               (25)  To pay the Landlord's solicitors' proper costs of
Solicitors' costs and incidental to the negotiation preparation and completion (if employed in of this Lease and a counterpart thereof and the stamp duties
the  matter)        thereon


               3.   THE  Landlord  HEREBY  COVENANTS  with  the  Tenant:-

Quiet  enjoyment         (1)  That  the  Tenant  paying the several rents hereby
                    reserved and performing and observing the several covenants conditions and agreements herein contained and on its part to be performed and observed shall and may peaceably and quietly hold and enjoy the demised premises during the said term without any lawful interruption or disturbance by the Landlord or any person rightfully claiming through or under it

Schedule  of             (2)  To  observe  and  perform  the  several  covenants
Additional          conditions and agreements (if any) set out in Part II of the
Covenants           Schedule  of  Additional  Covenants  as  if  the  same  were included  in  this  Clause  3

Reinstatement            (3)  That if the rents hereby reserved or a  proportion
in case of damage thereof shall fall to be suspended under the provisions of by Insured Perils Clause 4 (2) (A) hereof (destruction or damage by the said perils) the Landlord will with all convenient speed (save to the extent  delayed or prevented  either by labour  disputes affecting  any trade upon which the  Landlord may be reliant
                    for   fulfilment  of  this  covenant  or  by   exceptionally
                    inclement weather or by further destruction or damage by any of the said perils or by force majeure) either repair and reinstate the demised building described in the First
                    Schedule hereto or (at its option) replace the same with a comparable building PROVIDED ALWAYS-

                         (A) The Tenant shall have foreborn (as it hereby agrees
                    with the Landlord so to do in consideration of this covenant on the part of the Landlord) from requesting any insurance office concerned to cause insurance moneys to be expended towards rebuilding reinstating or repairing the demised building

                                       (9)

                         (B) All necessary licences certificates approvals permissions and like consents shall have been obtained so as to enable the said works and the Landlord and the Tenant hereby agree to use their respective best endeavours to obtain the same with all convenient speed so far as within the province of each

Re-possession  on        4. PROVIDED ALWAYS and it is hereby agreed and declared
Tenant's Default    as  follows  :-

                         (1) If and  whenever  the said  yearly  or other  rents
                    hereby reserved or any of them or any part thereof shall be in arrear for twenty-one days after the same shall have become due (whether any legal demand therefor shall have been made or not) or if and whenever the Tenant shall at any time fail or neglect to perform or observe any of the covenants conditions or agreements herein contained and on its part to be observed and performed or if the Tenant either shall enter into liquidation whether compulsory or voluntary (not being a voluntary liquidation for the purpose of reconstruction only) or (being an individual) shall become bankrupt or if the Tenant shall make any arrangement or composition with creditors or suffer any distress or execution to be levied on property of the Tenant or have an incumbrancer take possession or a receiver appointed in respect of the same then and in any such case it shall be lawful for the Landlord (or any person or persons duly authorised by it in that behalf) to re-enter into or upon the demised premises (or any part thereof in the name of the whole) and peaceably to hold and enjoy the same thenceforth as if this Lease had not been made but without prejudice to the rights and remedies of the Landlord in respect of any rent in arrear or any breach of any of the covenants conditions or agreements herein contained and on the part of the Tenant to be observed and performed

Benefit of               (2)(A)  The benefit of any  insurance  effected  by the
Insurance and       Landlord  shall  belong to the  Landlord  but if the demised
abatement of rent   building  described in the First Schedule hereto or any part thereof shall at any time be destroyed or so damaged by any of the said perils as to be unfit for occupation or use then and in every such case (unless any policy of insurance against damage by any of the said perils to the demised building shall have been forfeited or invalidated by the act or default of the Tenant or unless the Tenant shall have failed to pay within twenty-eight days after demand therefor the whole of any additional rent as last mentioned in Clause
                    1 hereof) the rents hereby reserved or a fair and just proportion thereof according to the nature and extent of the damage sustained shall until the demised building shall have been repaired or replaced by a comparable building and made fit for occupation or use be suspended and cease to be payable


                                      (10)

Right  to                (B)  If  all necessary licences and other like consents
terminate  Lease    shall  not  be  obtained  (as  and  in manner referred to in
                    Clause 3 (3) (B) hereof) within two years after the event giving rise to an abatement of rent pursuant to this sub-clause (2) then until the same shall have there-after been so obtained either party may give to the other not less than two months nor more than six months' notice in writing determining this Lease and upon the expiration of such notice the term created hereby shall so determine but without prejudice to any rights and remedies of the Landlord in respect of any rent in arrear or any breach of any of the covenants conditions or agreements herein contained and on the part of the Tenant to be observed and performed

Definitions              (3)  (A)  The  provisions of this paragraph shall apply
                    except where the context forbids The expression "the Landlord" herein shall be deemed to include the party hereto of the first part and its assigns or other the person or persons for the time being entitled to the reversion of the demised premises expectant on the determination of the said term The expression "the Tenant" herein shall be deemed to include not only the party hereto of the second part but also its permitted assigns or other the person or persons in whom the said term shall for the time being be vested and further shall be deemed to include two or more joint lessees and in such case the covenants on the part of the Tenant herein shall be joint and several covenants on the part of such lessees A neuter gender in the singular is ascribed to the Tenant herein but shall be deemed to include the plural or the other genders if the case so requires The expression "the Sureties" herein shall be deemed to include not only the party hereto of the third part but also such other person or persons (individual or corporate as shall enter into a Deed supplemental hereto under-taking to the satisfaction of the Landlord (evidenced by its execution of such Deed or otherwise expressly in writing) the obligations set out in the Surety Schedule Any expression of the plural in relation to the Sureties shall include the singular in the case of one only

                         (B) In this  Lease the  expression  "Town  and  Country
                    Planning Acts" shall be deemed to include the Town and Country Planning Acts 1962 to 1971 and any enactment substituted for or amending those Acts and any statutory instruments regulations or orders having force from time to time under such Acts or enactments

                         (C) In this Lease the expression  "comparable building"
                    shall mean a building generally similar in concept and function to that which it shall replace and (having regard to then prevailing

                                     ( 11 )
                    requirements and principles of good estate planning) of the like order of size and being in or about the same position as its predecessor

                         (D) The marginal annotations hereto shall not be prayed
                    in aid of nor affect the construction of the provisions of this Lease

Rental                   (4)  (A)  The  yearly  rent  whether  as firstly hereby
Adjustments         reserved  or  as  substituted  pursuant to the provisions of sub-clause (5) hereof shall be increased or decreased from time to time according to any increase or decrease in the index figure first published for all manufactured products in the new series of the index numbers of wholesale prices for home market sales for the month of June in the base year
                    (which expression shall mean in this sub-clause as the case may require the later of the year One thousand nine hundred and seventy- seven or of the calendar year of the latest increase of rent pursuant to the provisions of sub-clause
                    (5) hereof) as shown in the Monthly Digest of Statistics issued by the Central Statistical Office such increase or decrease to be computed in manner following that is to say:
                    If the index figure first published for the month of June in any year during the said term subsequent to the base year and not itself being a base year shall be more or less than the said index figure for the month of June in the base year by not less than two per centum of the index figure of 100 for the year 1970 the said yearly rent shall as from the quarter day next following be increased or decreased by such an annual sum as shall bear the same ratio to the said yearly rent as the difference between the said index figure first published for the month of June in the base year and the index figure first published for the month of June in that subsequent year bears to the said index figure for the month of June in the base year

                         (B) The expression "Monthly Digest of Statistics issued
                    by the Central Statistical Office" in paragraph (A) of this sub-clause shall be deemed to include any similar Government publication hereafter issued in lieu thereof and if the index figure for the said products in the new series of the said index numbers of wholesale prices for home market sales shall cease to be published shall include any letter written by a Government Department which gives the relevant figure or figures and if by reason of the non-publication of the relevant statistics or the refusal of any Government Department to disclose them or for any other reason it shall become impracticable to give effect to the provisions of paragraph (A) of this sub-clause by reference to official Government statistics or otherwise as aforesaid then the statistics relating to

                                     ( 12 )
                    wholesale prices for home market sales obtainable from one or more publications issued by responsible organisations (such publication or publications to be chosen by agreement between the parties hereto or failing such agreement by the President for the time being of the London Chamber of Commerce) shall be utilised for the purpose of giving effect to variations of rent in accordance with the provisions of paragraph (A) of this sub-clause

                         (C) If any dispute or question  shall arise between the
                    parties hereto with respect to their respective rights or liabilities or otherwise under paragraphs (A) and (B) of this sub-clause (4) the same shall be referred to the decision of two referees or their umpire pursuant to the Arbitration Act 1950 or any statutory re-enactment or modification thereof for the time being in force

Quinquennial             (5)  (A)  The Landlord shall be entitled to give to the
Rent  Review        Tenant  not  more  than  fifteen  nor  less than six months'
                    notice in writing expiring at or after the end of the fifth year and/or the tenth year and/or the fifteenth year and/or the twentieth year of the said term requiring the current yearly rent to be increased or (as the case may be) further increased PROVIDED that and notwithstanding the following provisions of this sub-clause (but without prejudice to the operation of sub-clause (4) hereof) the current yearly rent shall continue to be payable hereunder unless or until either agreed or determined to be increased under such provisions to a sum in excess of the current yearly rent In this sub-clause the expression "current yearly rent" shall mean the yearly rent payable hereunder as it may for the time being have been increased under the provisions of this sub-clause or the provisions of sub-clause (4) hereof or decreased under the latter provisions

                         (B) Upon the expiration of such a notice there shall be
                    substituted for the current yearly rent such an increased yearly rent as the Landlord and the Tenant may agree within two months after the giving of the notice or as in default of such agreement may be fixed by a single arbitrator

                         (C) The  arbitrator  referred to in  sub-paragraph  (B)
                    hereof shall in default of agreement between the Landlord and the Tenant as to his appointment be appointed at the request of either party by the President for the time being of the Royal Institution of Chartered Surveyors

                         (D) The  arbitrator  shall  determine  the rent for the
                    demised premises as the fair rack rent at which (having regard to the terms of this Lease other than those relating to rent) the demised premises might reasonably be expected to be let with vacant

                                     ( 13 )
                    possession in the open market by a willing lessor to a willing lessee for a term of so much of the said term as shall remain at the expiration of such notice and disregarding-

                              (i) any effect on rent of the fact that the Tenant
                         has previously been in occupation of the demised premises

                             (ii) any goodwill attaching to the demised premises
                         by reason of the carrying on thereat of the business of the Tenant

                            (iii) any effect on rent of  any improvement carried
                         out by the Tenant or a predecessor in title of the Tenant otherwise than in pursuance of an obligation to the Landlord

                             (iv) any  destruction or damage  by the said perils
                         affecting the demised premises at the expiration of such notice and the provisions of the Arbitration Act 1950 or any statutory re-enactment or modification thereof for the time being in force shall apply to all of such arbitrations

                         (E) Within one month  after an  increased  yearly  rent
                    pursuant to paragraph (A) shall have been come to under the provisions of this sub-clause (5) (and so often as the same shall happen) the parties hereto shall for the purpose of record (each party bearing their own costs and the Stamp Duty on their respective parts) enter into a Deed in the terms of the pro-forma Deed annexed hereto

                         5. THE Sureties in  consideration  of the demise herein
                    contained having been made at their request hereby covenant and agree with the Landlord (to the intent that if the expression "the Sureties" comprises one or more individuals or bodies corporate such covenants and agreements shall be joint and several and to the intent that no forbearance release or other like act on the part of the Landlord hereunder in relation to any one or more of the Tenant and the Sureties shall discharge the remainder of them from liability hereunder) in the terms set out in Part II of the Surety Schedule

                         IN WITNESS whereof the parties hereto have respectively
                    duly executed these presents the date first above written.

                                      ( 14)

                    The Pro-Forma Deed referred to in Clause 4 (5) (E) of this Lease

                    THIS MEMORANDUM and DEED of RECORDATION is made pursuant and supplemental to the within-written Lease (" the Lease ") on
                    the               of               19

                    BETWEEN

                         (1)  ("  the  Landlord  ")                         and

                         (2)  ("  the  Tenant  ")                           and

                             (3) (" the Sureties ")

                    and Witnesseth that the parties hereto (either being the original parties to the Lease or falling within the definitions expressed in Clause 4 (3) (A) of the Lease) CONFIRM AND DECLARE THAT the increased yearly rent payable pursuant to the provisions of Clause 4 (5) of the Lease as from the end of the [ ] year of the term granted by the Lease is _______________ pounds

                         IN WITNESS whereof the parties hereto have respectively
                    duly executed these presents the date first above written

                               THE SURETY SCHEDULE

                                     PART I

                      (Names and addresses of the Sureties)

                       ELECTRO MECHANISMS HOLDINGS LIMITED
                    whose  registered  office  is  at 221 Bedford Avenue Trading
                         Estate Slough Berkshire SL1 4RY

                                      (15)

                                     PART II

          (the covenants and agreements of the Sureties as referred to in Clause 5 of this Lease)

     1. THAT the Tenant shall and will at all times during the continuance of the Lease pay the respective rents and other sums of money thereby reserved and made payable and observe and perform the covenants therein contained and on the part of the Tenant to be observed and performed and that if the Tenant shall make default in payment of the said rents and other sums of money or any part thereof at the time thereby fixed for payment thereof or in observing and performing the said covenants or any of them then and in every such case the Sureties will pay the said rents and other sums of money or observe and perform any covenants in respect whereof the Tenant shall be in default as aforesaid and will pay and make good to the Landlord all losses and costs and expenses sustained by the Landlord by reason of the default of the Tenant PROVIDED that notwithstanding the forbearance by the Landlord to enforce against the Tenant the payment of the said rents and other sums of money or the observance or performance of the Tenant's covenants or the giving of any time by the Landlord to the Tenant in relation thereto the Sureties and their respective estates effects and other assets shall not thereby be discharged from liability under the foregoing covenant

     2. THAT if the Tenant shall become bankrupt or (being a Company) shall be wound up and its Receiver or Liquidator shall disclaim the Lease and if the Landlord shall within three months after such disclaimer by notice in writing require the Sureties to accept a Lease of the demised premises for a term commensurate with the residue which if there had been no disclaimer would have remained of the term granted by the Lease at the same rent and under the like covenants and conditions as are reserved by and contained in the Lease (the said new Lease and the rights and liabilities thereunder to take effect as from the date of the said disclaimer) then and in such case the Sureties shall accept such Lease accordingly and execute a Counterpart thereof

                                      (16)

                      THE SCHEDULE OF ADDITIONAL COVENANTS
                                    (IF ANY)

                                     PART I

   FURTHER COVENANTS ON THE PART OF THE TENANT AS REFERRED TO IN CLAUSE 2 (3) OF
                                   THIS LEASE

     (26) To take from the Landlord all electricity and water required by the Tenant on the demised premises during the said term so long as the Landlord shall be willing and able to maintain or procure a supply thereof to the Tenant upon the terms and conditions of the regulations prescribed by the Landlord in reference thereto from time to time in force and at the prices from time to time in force on the Estate (PROVIDED ALWAYS that such supply shall not exceed the quantities which shall be agreed in the appropriate application therefor accepted by the Landlord) and as additional rent paying to the Landlord therefore the Landlord's charges as calculated from time to time in respect of electricity and water supplied at such prices as aforesaid during each calendar month and rendered at or about the end of such month and payable during the succeeding month thereto

     (27) Not to carry on or permit or suffer to be carried on the business of a licensed victualler retailer of beer wines or spirits restaurant keeper or caterer (excepting therefrom the keeping of a canteen for the benefit of the Tenant's employees only) nor to use the demised premises or any part thereof as a dwelling-house place of amusement theatre cinematograph theatre or for the carrying on of a motor transport business or any retail business

                                     PART II

 FURTHER COVENANTS ON THE PART OF THE LANDLORD AS REFERRED TO IN CLAUSE 3 (2) OF
                                   THIS LEASE

     (4) That subject to the terms and conditions of the regulations prescribed by the Landlord in reference thereto from time to time in force during the said term and at the prices from time to time in force on the Estate and except when prevented by the breaking down of or other accident to the machinery conductors or other apparatus or any part thereof used for the production or supply of electricity and water and also except when prevented by labour disputes strikes (whether in the works of the Landlord or those of others on whom the Landlord may be depending for supplies to fulfill this covenant) force majeure or any other cause whatsoever it will supply or procure the supply to the Tenant upon the demised premises at all reasonable times during the said term when so required to do a supply (not exceeding however the quantities which shall be agreed in the appropriate application therefor accepted by the Landlord) of electricity and water

                               THE FIRST SCHEDULE

                               ------------------

A single storey double span building approximately 81'-3" x 226'-5" x 13'-6" high to eaves with a two storey office block approximately 82'-0" x 16'-3" at East, a two storey factory/first floor office block with own toilets, and boiler house at west approximately 96'-0" x 40'-0" x 20'-0" high, a single storey annexe at North approximately 14'-9" x 88'-0" housing canteen and toilet accommodation and a boiler house at North approximately 15'-0" x 22'-0" x 10'-6" high to eaves.

FACTORY:

--------

    Brick walls, facing bricks externally, fairfaced internally and painted. Steel roof trusses and purlins on steel stanchions. Corrugated asbestos-cement roof sheeting on insulation board. One stretch of patent glazing in each of four slopes with 12 opening lights.

    Galvanised  steel  gutters  and cast iron  rainwater  downpipes.
    One large sliding door with wicket door at North-East.
    One large sliding door with wicket door at South-East.
    One large sliding door with wicket door at South-West.
    Two large sliding doors one with wicket door at West.
    One small sliding door at North-West.
    Thirty-two large windows with opening lights and five small windows to toilets at North-East.
    External brick porch with timber and felted roof and two small windows at the South-West personnel entrance.

OFFICE  BLOCK  AT  EAST:

------------------------

    Brick walls, facing bricks externally plastered and painted internally, parapets to roof at North, East and South.
    Steel beams and stanchions.
    Concrete ground floor, reinforced concrete first floor and roof with felted finish.
    Brick spine wall to factory with four fixed glazed windows to factory at first floor.
    One pair of double panelled timber doors in glazed artificial stone entrance feature and canopy.
    Thirty-four steel windows with opening lights. Reinforced concrete main staircase.
    Steel fire escape stairs and sliding door access to factory from first floor.
    Ground floor partition walls forming entrance hall, female toilet entered off of factory area, large general office and office at south-east corner of factory.

     First floor walls forming one central general office with individual offices at North and South.
     Sliding glass hatch to ground floor General Office.
     Mat in matwell to entrance hall.
     Carpet tiles over PVC tiles to hall, ground floor offices, main stairs and whole of first floor. Five flush doors on ground floor.
     Two flush doors on first floor.

TOILETS:

--------

     Brick partitions at North-east of factory area approximately 11'-0" x 22'-9" x 10'-0" high forming a cleaners' room female works and male office toilets.

     Timber  and  wallboard  ceiling.

     Female office toilet in office area, entered from factory area.

     Accommodation:-

     -------------

     Female: One low level W.C. suite and brick cubicle with flush door.
                                        One low level W.C. suite and timber cubicle and flush door.
                                        Two  lavatory  basins  on  legs.
                                        White  glazed  tile  splashback.
                                        Timber  screens  to  lavatory  basins.
                                        Walls  plastered  and  painted.
                                        Floor  PVC  tiled.
                                        Flush  timber  entrance door and closer.

     Male  Office:                      One  low  level  W.C.  suite  in  brick
                                        cubicle  with  flush  door.
                                        Two  lavatory  basins  on  legs.
                                        One wall urinal bowl, division, cistern and sparge.
                                        Walls plastered and half tiled.

                                        PVC  floor  tiles.

                                        One  mirror.

                                        Flush entrance door and closer.

     Female  Works:                     Two  high  level  W.C.  suites  in brick
                                        cubicles  with  flush  doors.
                                        Flush timber door from cloakroom. Two lavatory basins on legs (in cloakroom).
                                        White  glazed  tiled  splashback.
                                        PVC  tiled  floor.
                                        Painted  brickwork.
                                        Flush  timber entrance door with closer.

     Cleaners'  Room:                   Painted  brickwork.
                                        Concrete  floor.
                                        Flush  timber  entrance  door.

                          THE FIRST SCHEDULE (Cont'd.)

                        ------------------


ANNEXE  AT  NORTH:

------------------

     Brick walls, facing bricks externally, brick partitions, plastered and painted forming male and female toilets, cloakroom, canteen.

     Concrete floors with quarry tiles in toilets and cloakroom and PVC tiles in canteen. Reinforced concrete roof with 3-ply built up roofing, cast iron gutters and downpipes.

     Thirteen galvanised steel windows, One single internal door. Six doors from factory.

     Accommodation  :-

     -------------

     Female Toilet:                          One high level W. C. suite and full
                                             height  brick  cubicle  with
                                             flush  door.
                                             One  lavatory  basin  on  legs.
                                             Tiled  splashback.

     Male  Toilets:                          Five  high  level  W.C.  suites and
                                             brick  cubicles  all  with  flush
                                             timber  doors.
                                             One  l0'-0"  run  of  glazed  wall
                                             urinal,  cistern  and  sparge.
                                             Brick  dividing  wall.
                                             Six  lavatory  basins  on  legs and
                                             glazed  drainage  channel.
                                             Tiled  splashback.

BOILER  HOUSE  AT  NORTH:

-------------------------

     Brick  walls,  facing  brick  externally.
     Brick flue lined with Fosalsil bricks and fitted with damper door. Three steel windows, with opening lights at North. One pair of double timber doors and one small louvre ventilator at east. Corrugated asbestos-cement roof on steel purlins. Concrete floor.

TWO  STOREY  SECTION  AT  WEST:

-------------------------------

     Brick external cavity walls, facing bricks externally, open to factory at ground floor level. Encased steel stanchions and beams supporting first floor of reinforced concrete beams with surface screed and roof of reinforced concrete beams with insulating screed, asphalte finish and six large doomed rooflights. Twenty-four first floor windows all with opening lights.

     Ground  Floor:

     -------------

     Brick  partition  walls  forming  boiler  house,  office  and

                          THE FIRST SCHEDULE (Cont'd.)

                        ------------------

          Two reinforced concrete staircases with steel balustrades and plastic covered steel handrails, lino covered treads and risers with non-slop nosings. PVC tiles to lobby and landing floors. Brick built office on ground floor at north-west approximately 11'-8" x 7'- 0" painted fairfaced brickwork, PVC tiled floor and false ceiling. All walls fairfaced and painted except stair lobbies which are plastered internally.

          Brick flue to boiler house lined with Fosalsil blocks. One half hour self-closing fire check door to each stair lobby and one external single flush door from each lobby. Pair of louvred doors externally to boiler house.

          First  Floor:

          ------------

          Plastered brick partitions forming office at south-west, two polished hardwood doors, false tiled ceiling with flush lighting system and range of polished hardwood cupboards and radiator covers. Plastered brick partitions forming two stairwells, corridor to toilets, male and female toilets, private toilet and one office, all plastered and painted. Office at north-west with tiled false ceiling and inner sliding double glazing to all windows. One 1-hour fire check self closing polished hardwood door to each stair lobby. Four polished hardwood doors to office and toilets with closers to toilet doors. Office floor at South and South stair area carpet tiled.

          Toilet  Accommodation:

          ---------------------

          Male  Toilet:     One  low  level  W.  C.  suite  in  cubicle
                            with  polished  hardwood  door.
                            One lavatory basin on legs.
                            Tiled  splasbback.
                            PVC  floor  tiles.

          Female  Toilet:   One  low  level  W.C.  suite  in  cubicle
                            with  polished  hardwood  door.
                            One lavatory basin on legs.
                            Tiled  splasbback.
                            PC  floor  tiles.

          PRivate  Toilet:  One  low  level  W.C.  suite  in  melamine cubicle  with  matching  screen.
                            One  lavatory  basin  with  pedestal.
                            Wall  tiling  three-quarter  height  to
                            W.C.  and  lavatory  basin  areas.
                            Sheet  floor  covering.

          All sanitary fittings connected to soil drainage and cold water supplies.

                      THE FIRST SCHEDULE          (Cont'd.)
                      ------------------

     FIRE  FIGHTING  EQUIPMENT:

     --------------------------

          Ground  Floor  Office/Entrance:
               One  2-gallon  water  extinguisher.

          First  Floor  Front  Offices:
               Two  2-gallon  water  extinguishers.

          Factory
               Six  2-gallon  water  extinguishers.
               Twelve  fire  buckets.

          Boiler  House  (North-West):
               One  2-gallon  foam  extinguisher.

          Annexe:
               One  2-gallon  water  extinguisher.

          First  Floor  (West)  Offices:
               Two  2-gallon  water  extinguishers.

     LAND:

     -----

          North: Shingle surfaced parking for 3 cars adjoining offices. Shingle surfaced parking for 4 cars adjoining annexe. Concrete apron to loading doors and between boiler house and annexe.


          South: Shingle surfaced parking for 20 cars. Concrete aprons to loading doors at east and west.


          West: Hoggin surfaced parking for 14 cars and access to loading doors.

          East: Grassed area with hedges. Shingle surfaced paths. Concrete path and step to office entrance.

          Soil  and  surface  water  drainage.

ELECTRICAL  INSTALLATION:

-------------------------

           Entrance  Hall     1 - 4ft. 40w. and 1 - 5ft. 65w. single fluorescent
                              fittings  with  diffusers  controlled  by 2 -  20A

                              switches.

                              1  -  l3A  single  switched  socket  outlet.


Enquiries:                    1  -  4ft.  40w.  single  fluorescent fitting with
                              diffuser  controlled  by  1  -  20A  switch.

                              2  -  13A  single  switched  socket  outlets

                      THE FIRST SCHEDULE          (Cont'd.)
                      ------------------

Landing:-                 1 - 6ft. 85w. single fluorescent fitting with diffuser
                          controlled  by  1  -  20A  switch.

Office  First             2  -  5ft.  65w.  twin  fluorescent  fittings
Floor  (Private  1)       with  diffusers  controlled  by  1  -  20A
(Front):-                 switch.

                          2  -  l3A  twin  switched  socket  outlets.

Main  Office              10  -  6t.  85w.  twin  fluorescent  fittings
First  Floor              with  diffusers  controlled  by  2  -  20A
(Front):-                 switches.

                          9  -  13A  twin  switched  socket  outlets.

Office  First             2  -  5ft.  65w.  twin  fluorescent  fittings
Floor  (Private  2)       with  diffusers  controlled  by  1  -  20A
(Front):-                 switch.

                          2  -  13A  twin  switched  socket  outlets.

Main  Office             10  -  6ft.  85w.  single  fluorescent  fittings
Ground  Floor            with  diffusers,  controlled  by  2  -  20A
(Front):-                switches.

                         7  -  13A  twin  switched  socket  outlets.

Private  Office          2  -  5ft.  65w.  twin  fluorescent  fittings
Ground  Floor            with  diffusers  controlled  by  1  -  20A
(Front):-                switch.

                         2  -  13A  twin  switched  socket  outlets.

Toilet  (1):-            2  -  5ft.  65w.  single  fluorescent  fitting
                         and 1 fitting with coolicon shade all controlled by 3 - 20A switches.

Toilet  (2):-            1  -  5ft.  65w.  single  fluorescent  fittings
                         with diffuser and 1 fitting with coolicon shade controlled by 2 - 20A switches.

Toilet  (3):-            4  -  lighting  points  complete  with  coolicon
(Male  Works):           shades  controlled  by  4  -  20A  metal
                         clad  switches.

Utility  Room:  -        1  -  lighting  point  complete  with
                         coolicon shade controlled by 1 - 20A switch.

Toilet  (4):-            2  -  spherical  batten  fittings  controlled
                         by  1  20A  switch.

Washroom:-               2 - spherical  batten  fittings  controlled  by 1 - 20A
                         switch.

Toilet  (5)              6  -  spherical  batten  fittings  controlled
(works  Male):-          by  2  -  20A  switches.

                      THE FIRST SCHEDULE          (Cont'd.)
                      ------------------

Spare  Room:            2  -  spherical  batten  fittings  controlled
                        by  1  -  20A  switch.

Canteen: 8 - totally enclosed lighting points, complete with 60w. lamp controlled by 4 - 20A switches.

Kitchen:-               2  -  totally  enclosed  lighting  points,
                        complete  with  60w. lamp controlled
                        by  1  -  20A  switch.


Private Dining Room:- 2 - totally enclosed lighting points, complete with 60w. lamp controlled by 1 - 20A switch.

First  Aid  Room:-      1  -  5ft.  65w.  single  fluorescent
                        fitting  open  reflector  controlled  by
                        1  -  20A  switch.

Side  Entrance  (West):-1  -  5ft.  65w.  single  fluorescent fitting  open  reflector  controlled  by
                        1  -  20A  switch.

Landing:  -             1  -  5ft. 65w. single fluorescent
                        fittings open reflector controlled by
                        1 - 20A switch.
                        1  -  13A  single  switched  socket  outlet.

Toilet  Male:-          1  -  5ft.  65w.  single  fluorescent
                        fitting and 1 spherical batten fitting controlled by 1 - 20A switch.
                        1  -  13A  single  switched  socket  outlet.

Toilet  Female:-        1  -  5ft.  65w.  single  fluorescent  fitting
                        and 1 spherical batten fitting
                        controlled by 1 - 20A switch.

Executive  Toilet:-     2  -  spherical  batten  fittings
                        controlled by 1-20A switch.
                        1  -  13A  single  switched  socket  outlet.


Private  Office  (1)    2  -  5ft.  65w.  twin  fluorescent
(Rear):-                fitting open reflector controlled by 2 - 20A
                        switches.

                        3  -  13A  single  switched  socket  outlets.


Private Office (2)2 -  4  tube  6ft.  85w.  fluorescent  fittings
(Rear):- with decorative diffusers controlled by 2 - 20A switches.
                       2  -  13A  single  switc hed socket  outlets.


Main  Office:-         23  -  5ft.  65w. twin fluorescent fittings
                       open reflector controlled by 6 - 20A switches.

                      THE FIRST SCHEDULE          (Cont'd.)
                      ------------------

          Side Entrance  (East):-1  -  6ft. 65w. single fluorescent fitting open reflector,  controlled  by  1  -  20A  switch.

          Landing:-              1  -  5ft.  65w.  single fluorescent fitting
                                 open reflector controlled  by 1 - 20A  switch.

          Factory:  -            114  -  6ft.  85w.  twin  fluorescent  fittings
                                 open reflectors controlled by 27 - 20A metal clad switches and 2 contactors.

          Factory  Extension:-   25  -  6ft. 85w. twin fluorescent fittings open
                                 reflectors controlled by 6 - 20A
                                 metal  clad  switches.

          Boiler  House:-        1  -  6ft. 85w. twin fluorescent fittings, open
                                 reflector, controlled by 1 - 20A
                                 metal  clad  switch.

          Control  and  Protection  :-

          ---------------------------

               The installation is balanced over 3-phases and neutral, comprising a 300A T.P. & N. mainswitch (fuseswitch) 300A T.P. &
               N. busbar chamber, 2 - 100A T.P. & N. switchfuse, each controlling 30A T.P. & N. 6 watt distribution fuseboard. Also 2 - 30A isolators, 1 controlling a 30A T.P. & N. 3 - way distribution fuseboard and the other controlling a 30A 6-way distribution fuseboard.

          System:-

          -------

               The installations wired in P.V.C. cable and V.I.R. cable of reputable manufacture encased in welded steel screwed conduit and plastic trunking, fully complying with present day good practice and the regulations of the Institute of Electrical Engineers.

          THE  COMMON  SEAL  of       )
          SLOUGH  TRADING  ESTATE     )
          -----------------------     )
          LIMITED was hereunto affixed)
          in  the  presence  of:-     )


          /S/                          Director

          /S/                          Director

     THIS MEMORANDUM and DEED of RECORDATION is made pursuant and supplemental to the within-written Lease ("the Lease") on the Eighth day of October 1984

BETWEEN

-------

          (1)  ("the  Landlord")  SLOUGH  TRADING  ESTATE  LIMITED

           and

          (2)  ("the  Tenant")  SCHAEVITZ  E.  M.  LIMITED

     and WITNESSITH that the parties hereto (either being the original parties to the Lease or falling within the definitions expressed in Clause 4 (3)
     (A) of the Lease) CONFIRM AND DECLARE THAT the increased yearly rent

                           ---------------------------

     payable pursuant to the provisions of Clause 4 (5) of the Lease as from the end of the fifth year of the term granted by the Lease being the Twenty-fourth day of June One thousand nine hundred and eighty-two is 88,500 (Eighty eight thousand five hundred pounds) per annum

     IN WITNESS whereof the parties hereto have respectively duly executed these presents the date first above written

                                   (     THE  COMMON  SEAL  of  SLOUGH
                                   (     TRADING  ESTATE  LIMITED was
                                   (     hereunto  affixed  in  the  presence
                                   (     of:-

             /S/                   Director

             /S/                   Secretary

Dated    [Illegible]    1984.

       ---------------

SLOUGH  TRADING  ESTATE  LIMITED

     -     and  -

SCHAEVITZ  E.M.  LIMITED                           DATED  14  September  1977
                                                   --------------------------

Deed  of  Endorsement  of  Rent  Review
effective  at  24th  June  1982.

============================================

                          SLOUGH TRADING ESTATE LIMITED

                                       TO

                             SCHAEVITZ E .M. LIMITED

                          ==============================
                                      LEASE

                                       OF

                        Premises known as Numbers 543/544

                         Trading Estate SLOUGH Berkshire

                          ==============================





                           KENNETH BROWN BAKER, BAKER

                                 Lincoln House,

                                     296/302  High  Holborn,
                                          London  WC1V  7JX

                                      1974

SLOUGH
ESTATES

                         Buildings 543/544 Ipswich Road,

                       Trading Estate, Slough, Berkshire.

                         Lease dated 14th September 1977

BY  THIS  MEMORANDUM  dated  the     14th     day  of     July     1992  SLOUGH
TRADING ESTATE LIMITED (as Landlord) and LUCAS SCHAEVITZ LIMITED (as Tenant) desire to record the fact that the rent payable under the above mentioned Lease has been reviewed under the provisions of the Lease and fixed in accordance with those provisions at 190,000 exclusive per annum from the 24th June 1992.

Signed  /S/

      ---------------------------
Director
for  and  on  behalf  of
SLOUGH  TRADING  ESTATE  LIMITED

Slough
Estates
                            MEMORANDUM OF RENT REVIEW

           Premises:       Building  543/544  Ipswich  Road
                           Trading  Estate,  Slough,  Berkshire

           Date of Lease   14th  September  1977

BY THIS MEMORANDUM dated the 26th day of November 1998 SLOUGH TRADING ESTATE LIMITED (as Landlord) and LUCAS SCHAEVITZ LIMITED (as Tenant) desire to record the fact that the rent payable under the above mentioned Lease has been reviewed under the provisions of the Lease and fixed in accordance with those provisions at 205,000 exclusive per annum from the 24th June 1998

Signed  /S/
      ---------------------------
Director
For  and  on  behalf  of
SLOUGH  TRADING  ESTATE  LIMITED